Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is entered into this 9th day of August, 2017, between CNO Financial Group, Inc. (the “Company”) and Gary C. Bhojwani (“Executive”).

Recitals

A.The Company and Executive entered into an Employment Agreement dated as of April 6, 2016 (the “Agreement”).

B.On May 16, 2017, the Company announced that the Company’s current Chief Executive Officer would be retiring on December 31, 2017 and that Executive had been named successor Chief Executive Officer, effective January 1, 2018.

C.In connection with the forthcoming changes in Executive’s duties, the Company and Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from April 18, 2019 to December 31, 2020. All other provisions of Section 2 of the Agreement shall remain unchanged.

2.	Section 3 of the Agreement shall be amended in its entirety to read as follows:

Duties. Executive shall be engaged by the Company in the capacity of President of the Company through December 31, 2017 and shall report in such capacity to the current Chief Executive Officer regarding the performance of his duties. Effective January 1, 2018 and during the remainder of the Term, Executive shall be engaged by the Company in the capacity of Chief Executive Officer and in such capacity shall report exclusively to the Company’s Board of Directors (the “Board”) regarding the performance of his duties. Effective May 16, 2017, Executive was elected as a member of the Board. During the remaining Term, the Board will nominate Executive for election to the Board at any annual or special meetings of the Company’s shareholders at which directors are elected. Such Board membership shall be subject to re-election by the shareholders of the Company at each annual or special meeting at which directors are elected.

3.	Section 4 of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

During the Term, subject to the direction and control of the Chief Executive Officer through December 31, 2017 or such earlier date as the Board shall determine, and subject to the Board’s direction and control thereafter, Executive shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder.

All other provisions of Section 4 of the Agreement shall remain unchanged.

4.	Section 5(b) of the Agreement is hereby amended by deleting the penultimate sentence in its entirety and replacing it with the following:

Notwithstanding the above, the 2020 bonus will be paid at the same time that similar payments are made to other Company executives if Executive remains employed through the end of the Term.

All other provisions of Section 5(b) of the Agreement shall remain unchanged.

5.	Section 6(b) of the Agreement is hereby amended solely to change “four weeks” to “six weeks.” All other provisions of Section 6(b) of the Agreement shall remain unchanged.

6.	The first two sentences of Section 10(c) of the Agreement are hereby amended in their entirety to read as follows:

Executive’s employment may be terminated in a Control Termination. A “Control Termination” shall mean any termination by the Company (or its successor), of Executive’s employment for any reason, or by Executive With Reason as so defined, within six months in anticipation of or within two years following a Change in Control.

All other provisions of Section 10(c) of the Agreement shall remain unchanged.

7.	Section 10(d) of the Agreement is hereby amended to delete “Carmel, Indiana or” from clause (iii) of that section. All other provisions of Section 10(d) of the Agreement shall remain unchanged.

8.	The first sentence of Section 11(d) of the Agreement is hereby amended in its entirety to read as follows:

In the event that Executive is terminated by the Company (or its successor) in a Control Termination as so defined, or if Executive terminates his employment With Reason in a Control Termination, then the Company shall pay Executive within 30 days of the Termination Date the Accrued Amounts.

9.
Section 11(d) of the Agreement is hereby also amended to change “two times” to “three times” in clause (iii) of that section. All other provisions of Section 11(d) of the Agreement shall remain unchanged.

All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Neal C. Schneider
Neal C. Schneider, Board Chair

/s/ Gary C. Bhojwani
Gary C. Bhojwani